                                                                 EXHIBIT (A)(9)

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                       Tender of Shares of Common Stock
                and Series A Convertible Voting Preferred Stock
                                      of
                         Kysor Industrial Corporation


   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 7, 1997, UNLESS THE OFFER IS EXTENDED.


  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, $1.00 par value, of Kysor Industrial Corporation, a Michigan corporation (the "Company"), including the associated common share purchase rights issued pursuant to the Rights Agreement, dated as of April 26, 1996, as amended, between the Company and Harris Trust and Savings Bank, as successor Rights Agent (collectively, the "Common Stock"), or certificates for shares of the Company's Series A Convertible Voting Preferred Stock, $24.375 stated value per share (the "ESOP Preferred Stock;" the shares of Common Stock and the shares of ESOP Preferred Stock being collectively referred to herein as the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary (as defined below) on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase, dated February 7, 1997 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

         By Mail:                  By Hand:            By Overnight Courier:
   Tenders & Exchanges       First Chicago Trust        Tenders & Exchanges
   P.O. Box 2569--Suite           Company of               14 Wall Street
         4660-KYS                  New York          8th Floor--Suite 4680-KYS
 Jersey City, New Jersey     Tenders & Exchanges      New York, New York 10005
        07303-2569         c/o The Depository Trust
                                   Company
                           55 Water Street, DTC TAD
                          Vietnam Veterans Memorial
                                    Plaza
                           New York, New York 10041

                   Facsimile for Eligible Institutions only:
                                (201) 222-4720
                                      or
                                (201) 222-4721

                             Confirm by Telephone:
                                (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to K Acquisition Corp., a Michigan corporation, and an indirect wholly owned subsidiary of Scotsman Industries, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 7, 1997, and in the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:____________________    Name(s) of Record Holder(s):
Certificate Number(s) (if
available):

                                         -------------------------------------


-------------------------------------    -------------------------------------

                                                    (Please Print)
-------------------------------------


                                         Address(es):__________________________
If Shares will be tendered by

book-entry transfer:                     -------------------------------------

                                                                      (Zip Code)
Name of Tendering Institution:


                                         Area Code and Telephone Number(s):
-------------------------------------


                                         -------------------------------------
Account Number:___________________ at


                                         Signature(s): ________________________
(CHECK ONE BOX IF SHARES WILL BE
TENDERED BY BOOK-ENTRY TRANSFER)

                                         -------------------------------------
[_] The Depository Trust Company

[_] Philadelphia Depository Trust Company-------------------------------------


Dated: ______________________________
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm: _______________________    Title: _______________________________


-------------------------------------    Name: ________________________________
       (Authorized Signature)                    (Please Print or Type)


Address: ____________________________    Area Code and Telephone No.: _________


-------------------------------------    Date: _________________________, 199
                             (Zip Code)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL


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